Exhibit 99.(d)(1)(i)

Schedule A

to the Amended and Restated Investment Advisory Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of April 30, 2021

Funds, Original Effective Date and Compensation to the Adviser

The fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Original Effective Date	Assets (in billions)	Annual Fee Rate	Effective Date of Fee Rate

Baillie Gifford Asia Ex Japan Fund	September 23, 2015	$0 - $2 >$2 - $5 >$5	0.48% 0.44% 0.42%	July 1, 2019

Baillie Gifford China A Shares Growth Fund	December 19, 2019	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	December 19, 2019

Baillie Gifford Developed EAFE All Cap Fund	June 24, 2013	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford EAFE Plus All Cap Fund	April 1, 2009	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford Emerging Markets Equities Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	May 1, 2017

Baillie Gifford Global Alpha Equities Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	May 1, 2017

Baillie Gifford Global Stewardship Equities Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	September 19, 2017

Baillie Gifford International All Cap Fund	July 20, 2012	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Alpha Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Concentrated Growth Equities Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	September 19, 2017

Baillie Gifford International Growth Fund	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Smaller Companies Fund	December 14, 2018	All assets	0.58%	December 14, 2018

Baillie Gifford Japan Growth Fund	April 29, 2020	$0 - $2 >$2 - $5 >$5	0.43% 0.39% 0.37%	April 29, 2020

Baillie Gifford Long Term Global Growth Fund	April 25, 2014	$0 - $2 >$2 - $5 >$5	0.45% 0.41% 0.39%	May 1, 2017

Baillie Gifford Multi Asset Fund	July 1, 2018	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	July 1, 2018

Baillie Gifford Positive Change Equities Fund	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	September 19, 2017

Baillie Gifford U.S. Discovery Fund	April 30, 2021	All assets	0.50%	April 30, 2021

Baillie Gifford U.S. Equity Growth Fund	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	May 1, 2017

[The remainder of this page has been intentionally left blank]

BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By	/s/ Lindsay Cockburn

Name:	Lindsay Cockburn

Title:	Treasurer

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name:	Dickson Jackson

Title:	Director

[Signature Page to Amended and Restated Schedule A to

Amended and Restated Investment Advisory Agreement for Baillie Gifford Funds]